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                                  KUTAK ROCK
                                                                  ATLANTA
                                  SUITE 2900                      KANSAS CITY
                            717 SEVENTEENTH STREET                LINCOLN
                                                                  LITTLE ROCK
                          DENVER, COLORADO 80202-3329             NEW YORK
                                                                  NEWPORT BEACH
                                 303-297-2400                     OKLAHOMA CITY
                            FACSIMILE 303-292-7799                OMAHA
                                                                  PASADENA
                          http://www.kutakrock.com                PHOENIX
                                                                  PITTSBURGH
                                                                  WASHINGTON


                              September 28, 1999

America First Real Estate Investment Partners, L.P.
1004 Farnam Street, Suite 400
Omaha, Nebraska  68102

         Re:      Securities Offering

Gentlemen:

         We have acted as counsel to America First Real Estate Investment Partners, L.P. (the "Company") in connection with the filing of a registration statement on Form S-4 (Registration No. 333-52117), including a related Prospectus/Consent Solicitation Statement, under the Securities Act of 1933, as amended (the "Act"), and such amendments thereto and such amended Prospectus/Consent Solicitation Statements as may have been required to the date hereof. The registration statement covers a proposed offering by the Company of up to 7,765,772 units of assigned limited partner interests in the Company (the "Units"), and up to $20,000,000 principal amount of Variable Rate Junior Notes and Promissory Notes (the "Notes"). Such registration statement, as amended, and the Prospectus/Consent Solicitation Statement on file with the Securities and Exchange Commission (the "Commission") at the time such registration statement becomes effective (including financial statements and schedules, exhibits and all other documents filed as a part thereof or incorporated therein) are herein called, respectively, the "Registration Statement" and the "Prospectus/Consent Solicitation Statement."

         In connection with this opinion, we have made such investigations and examined such records, including the Company's Certificate of Limited Partnership and Limited Partnership Agreement, and other partnership documents as we deemed necessary to the performance of our services and to give this opinion. We have also examined and are familiar with the originals or copies, certified or otherwise identified to our satisfaction, of such other documents, partnership records and other instruments as we have deemed necessary for the preparation of this opinion. In expressing this opinion, we have relied, as to any questions of fact upon which our opinion is predicated, upon representations and certificates of the officers of the Company.

         In giving this opinion we assumed:

                  (a) the genuineness of all signatures and the authenticity and completeness of all documents submitted to us as originals;

                  (b) the conformity to originals and the authenticity of all documents supplied to us as certified, photocopied, conformed or facsimile copies and the authenticity and completeness of the originals of any such documents; and


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KUTAK ROCK

     America First Real Estate
     Investment Partners, L.P.
     September 28, 1999
     Page 2

                  (c) the proper, genuine and due execution and delivery of all documents by all parties to them and that there has been no breach of the terms thereof.

         Based upon the foregoing and subject to the qualifications set forth above, and assuming (i) that the Registration Statement has become effective under the Act, (ii) that all required actions are taken and conditions satisfied with respect to the issuance of the Company's Units and Notes as specified in the Prospectus/Consent Solicitation Statement and (iii) consideration is received for the Units and the Notes: we are of the opinion that: (a) at the time the Units are issued, the Units will be legally issued, fully paid and nonassessable; and (b) at the time the Notes are issued, the Notes will be binding obligations of the Company.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission promulgated pursuant thereto.

                                      Very truly yours,

                                      /s/ Kutak Rock

                                      Kutak Rock